Exhibit 99.3
PRO FORMA COMBINATION OF LORAL SKYNET AND TELESAT CANADA
     Unaudited Pro Forma Condensed Consolidated Financial Information
     On December 16, 2006, a joint venture company (“Acquireco”) formed by Loral Space & Communications Inc. (“Loral”) and its Canadian partner, the Public Sector Pension Investment Board (“PSP”) entered into a definitive agreement with BCE Inc. (“BCE”) to acquire 100% of the stock of Telesat Canada. At the time of, or following the Telesat Canada acquisition, substantially all of Loral Skynet Corporation’s (“Loral Skynet”) assets and related liabilities are expected to be transferred to a subsidiary of Acquireco. This subsidiary will be combined with Telesat Canada. Loral and PSP have arranged for the parent company of Acquireco (“Telesat Holdings” or “Telesat”) to obtain committed debt financing from a group of financial institutions.
     The following unaudited pro forma condensed consolidated statement of operations of Telesat Holdings for the year ended December 31, 2006 and the unaudited pro forma condensed consolidated balance sheet of Telesat Holdings as of December 31, 2006, are based on the historical financial statements of Loral Skynet and Telesat Canada after giving effect to Telesat Holding’s acquisitions of Telesat Canada and Loral Skynet. The unaudited pro forma condensed consolidated statement of operations presents the acquisitions as if they had occurred on January 1, 2006. The unaudited pro forma condensed consolidated balance sheet presents the acquisitions as if they had occurred on December 31, 2006. Where applicable, all information has been translated from US dollars (“$”) to Canadian dollars (“CAD”). Income statement information of Loral Skynet has been translated using the average exchange rate for 2006 of $1.00/CAD 1.1344 and balance sheet information has been translated using the December 31, 2006 exchange rate of $1.00/CAD 1.1652. The unaudited pro forma condensed consolidated financial information is presented in accordance with Canadian GAAP. A reconciliation to United States GAAP is also provided.
     The acquisitions have been reflected by Telesat Holdings using the purchase method of accounting and the assets of Loral Skynet and Telesat Canada are presented at their estimated fair value. The unaudited pro forma condensed consolidated financial information presented, including the allocation of the purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed. These preliminary estimates are based on available information, certain assumptions and preliminary valuation work performed by independent appraisers. These preliminary estimates will change upon finalization of the fair value of acquired assets and liabilities. The unaudited pro forma condensed consolidated financial information assumes that Telesat Holdings will acquire Telesat Canada and the assets of Loral Skynet simultaneously.
     Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed consolidated financial information. You should read the unaudited pro forma condensed consolidated financial information and the related notes thereto in conjunction with the historical consolidated financial statements and related notes thereto of Loral Skynet and Telesat Canada, included elsewhere herein.
     The unaudited pro forma condensed consolidated financial information does not include any assumptions regarding cost savings synergies which may be achievable subsequent to the close of the transactions or savings as a result of refinancing the Bridge Facility or the benefits expected as a result of the successful launch of Anik F3 in April 2007. Nor does the unaudited pro forma condensed consolidated statement of operations include the effect of certain non-recurring transactions such as payments under retention plans to employees of Telesat Canada or Loral Skynet and redemption premiums relating to the early extinguishment of debt. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations that would actually have occurred had the transactions been consummated as of the dates or at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

Telesat Holdings
Unaudited Pro Forma Condensed Consolidated Statement of Operations (1)
For the Year Ended December 31, 2006
( in thousands)

			Historical
	Historical	Historical	Telesat	Pro Forma Adjustments
	Loral Skynet	Loral Skynet	Canada	Acquisition		Financing		Pro Forma
	(US $)	(CAD)	(CAD)	(CAD)		(CAD)		(CAD)
Service revenues	$163,707	185,709	435,123	—				620,832
Equipment sales revenues			43,842					43,842

Total operating revenues	163,707	185,709	478,965	—				664,674

Amortization	45,608	51,738	120,712	19,627	(a)			192,077
Operations and administration	96,925	109,952	183,388	(2,025	)(a)			291,315
Cost of equipment sales			34,578					34,578
Corporate allocations and management fees	9,949	11,286		(5,614	)(i)			5,672

Total operating expenses	152,482	172,976	338,678	11,988				523,642

Operating income	11,225	12,733	140,287	(11,988)				141,032
Interest and investment income	8,718	9,890		(8,052	)(a2)			—
				(1,838	)(j)

Interest expense	(17,591)	(19,955)	(24,643)	(4,078	)(j)	(12,235	)(d)	(306,267)
						(276,154	)(e)
						(6,873	)(f)
						37,671	(g)

Other (expense) income	(4,766)	(5,407)	10,036	5,916	(j)			10,545

(Loss) income before taxes	(2,414)	(2,739)	125,680	(20,040)		(257,591)		(154,690)
Income tax (provision) benefit	(5,367)	(6,088)	(21,688)	7,094	(k)	86,856	(k)	66,174

(Loss) income after tax	(7,781)	(8,827)	103,992	(12,946)		(170,735)		(88,516)
Equity losses of affiliates	(7,073)	(8,024)	—	8,024	(a2)	—		—

Net (loss) income	$(14,854)	$(16,851)	$103,992	$(4,922)		$(170,735)		$(88,516)

(1)	The Pro Forma column is presented in accordance with accounting principles generally accepted in Canada.

Telesat Holdings
Unaudited Pro Forma Condensed Consolidated Balance Sheet (1)
(in thousands)
December 31, 2006

			Historical
	Historical	Historical	Telesat	Pro Forma Adjustments
	Loral Skynet	Loral Skynet	Canada	Acquisition		Financing		Pro Forma
	(US $)	(CAD)	(CAD)	(CAD)		(CAD)		(CAD)
Assets:
Cash and cash equivalents	$16,032	18,680	38,661	(3,279,680	)(a)	542,820	(d)	93,563
				(31,111	)(a)	3,228,351	(e)	—
				(6,578	)(h)	(64,887	)(f)
						(352,693	)(g)
Short-term investments	—	—	2,312					2,312
Accounts receivable, net	11,734	13,672	241,865	(201,000	)(a)			54,537
Other current assets	27,070	31,542	27,548	(18,946	)(a)			39,618
				(526	)(a)
Deferred tax asset — current	—	—	4,476					4,476

Total current assets	54,836	63,894	314,862	(3,537,841)		3,353,591		194,506

Property, plant and equipment — net	451,437	526,014	1,388,319	(49,557	)(a)			1,864,776
Investments in and advances to affiliates	100,271	116,836	15,131	(116,836	)(a)			605
				(14,526	)(a)
Goodwill	85,933	100,129	53,280	(153,409	)(a)			2,275,886
				2,275,886	(a)
Other assets	65,765	76,629	31,117	(3,840	)(a)	(6,738	)(g)	1,035,434
				936,937	(a)
				1,329	(a)

Total assets	$758,242	883,502	1,802,709	(661,857)		3,346,853		5,371,207

Liabilities and Shareholders’ Equity
Current portion of debt	$—	—	3,134			12,242	(e)	15,376
Accounts payable	6,896	8,035	41,087					49,122
Accrued employment costs	7,058	8,224	—					8,224
Customer advances	8,664	10,095	37,485					47,580
Income taxes payable	1,331	1,551	—	(1,551	)(a)			—
Accrued interest and preferred dividends	20,097	23,417	—			(23,417	)(b)	—
Other current liabilities	6,476	7,546	68,284	(21,200	)(a)			54,108
				(522	)(a)
Due to related parties	32,959	38,404	—	(35,053	)(a)			3,351

Total current liabilities	83,481	97,272	149,990	(58,326)		(11,175)		177,761
Pension and other postretirement liabilities	18,186	21,190	9,969	5,186	(a)			36,345
Long-term debt	128,084	149,243	200,742			3,216,109	(e)	3,154,964
						(346,243	)(g)
						(64,887	)(f)
Long-term liabilities	68,957	80,349	338,072	(19,068	)(a)			399,353
Deferred tax liability — long-term	—	—	195,382	117,623	(a)			313,005
Preferred stock, mandatorily redeemable						174,780	(d)	174,780

Total liabilities	298,708	348,054	894,155	45,415		2,968,584		4,256,208

Shareholders’ equity
Parent company investment	289,160	336,929	—	(586,580	)(c)	249,651	(b)	—
Common stock	—	—	341,116	(341,116	)(c)	38,099	(b)	1,149,447
				743,308	(a)	368,040	(d)
Series A preferred stock	214,256	249,651				(249,651	)(b)	—
Paid-in capital	—	—	184,416	(184,416	)(c)			—
(Accumulated deficit) retained earnings	(56,402)	(64,719)	386,399	(321,680	)(c)	(14,682	)(b)	(34,448)
				(6,578	)(h)	(6,450	)(g)
						(6,738	)(g)
Accumulated other comprehensive income (loss)	12,520	13,587	(3,377)	(10,210	)(c)			—

Total shareholders’ equity	459,534	535,448	908,554	(707,272)		378,269		1,114,999

Total liabilities and shareholders’ equity	$758,242	883,502	1,802,709	(661,857)		3,346,853		5,371,207

(1)	The Pro Forma column is presented in accordance with accounting principles generally accepted in Canada.

Telesat Holdings
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(a)	Reflects the preliminary estimate of the allocation of the purchase price for Telesat Canada and Loral Skynet (CAD in thousands). The fair value of Loral Skynet reflects the negotiated value between Loral and PSP (as adjusted for the spending as of December 31, 2006 on Telstar 11N), of which $25.5 million (CAD 29.7 million) will be paid via the transfer of marketable securities to Loral and the balance in common stock of New Telesat. The historical amounts for Loral Skynet are based on the fair values determined in connection with Loral Skynet’s adoption of fresh-start accounting effective October 1, 2005.

	Loral
	Skynet	Telesat	Total

Purchase price (translated at $1.00/CAD1.1652)	29,680	3,250,000	3,279,680
Balance of fair value of Loral Skynet	743,308		743,308
Estimated acquisition costs (1)	—	31,111	31,111

Total purchase price to be allocated	772,988	3,281,111	4,054,099

Historical net assets	535,448	908,554	1,444,002
Less, historical goodwill	(100,129)	(53,280)	(153,409)
Less excluded assets and liabilities:
Investment in XTAR (2)	(116,836)		(116,836)
Globalstar securities (2)	(18,946)		(18,946)
Due to related parties	35,053		35,053
Tax liabilities	20,615		20,615
Promissory notes receivable- BCE		(201,000)	(201,000)
Promissory notes receivable-TMI		(3,840)	(3,840)
Promissory notes payable — BCE		21,200	21,200
Investment in Wildblue		(14,526)	(14,526)

Acquired historical net assets	355,205	657,108	1,012,313

				Estimated
				Useful Life	Amortization
				(Years)	Expense

Estimated fair value increments:
Fixed assets	(34,257)	(15,300)	(49,557)	7.2	(6,842)

Intangible assets:
Orbital slots	17,944	494,100	512,044	Indefinite
Backlog, net	6,758	207,800	214,558	12.8	16,707
Customer relationships	56,046	138,600	194,646	19.9	9,762
Trade names	(4,311)	20,000	15,689	Indefinite

Total intangible assets	76,437	860,500	936,937		26,469

Total adjustment to amortization					19,627

Pension asset		1,329	1,329		(1,407)
Other benefits liability		(5,186)	(5,186)		(618)

Total adjustment to operations and administration expenses					(2,025)

Total estimated fair value increments	42,180	841,343	883,523
Less, related deferred tax impact (3)		(117,623)	(117,623)

Identifiable net assets at fair value	397,385	1,380,828	1,778,213

Goodwill	375,603	1,900,283	2,275,886

	(1)	Represents estimated merger and acquisition, legal, valuation and accounting fees.

	(2)	Income associated with excluded assets has also been adjusted. Accordingly, equity losses of affiliates of CAD 8,024, relating to XTAR and the gain on sale of Globalstar securities realized during 2006 of CAD 8,052 have also been eliminated.

	(3)	Represents a deferred tax adjustment on the Telesat fair market value increments, other than assets with indefinite lives, at the future tax rate of 32.37% and an additional valuation allowance on the tax benefit from capital losses to be incurred at the acquisition date.

The unaudited pro forma condensed consolidated financial information reflects our preliminary allocation of the purchase price to goodwill and other assets and liabilities. The final purchase price allocation may result in a different allocation of these other assets and liabilities, including intangible assets, presented in this note. An increase or decrease in the amount of purchase price allocation to amortizable assets would affect the amount of annual amortization expense. Amortizable intangible assets have been amortized on a straight-line basis in the accompanying unaudited pro forma condensed consolidated statement of operations. The fair value reflected for satellites under construction is equal to the amount of costs incurred as of December 31, 2006.

(b)	Reflects the cash payments by Loral, concurrent with the close of the acquisitions, to fund the redemption of the Loral Skynet Series A Preferred Stock, as well as to pay all interest, redemption premium and any other amounts that may be due in respect of Loral Skynet’s senior secured notes (see Note g) (CAD in thousands):

Loral Skynet Series A Preferred Stock		249,651
Accrued dividends on the Loral Skynet Series A Preferred Stock	13,896
Accrued interest on the Loral Skynet senior secured notes	9,521

Total accrued interest and accrued dividends		23,417
Redemption premium on the Loral Skynet senior secured notes		14,682

Total accrued interest, preferred dividends and redemption premium to be paid		38,099

Total cash to be paid by Loral		287,750

The charge for the redemption premium on the Loral Skynet Senior notes has not been included in the unaudited pro forma condensed consolidated statement of operations because it is a nonrecurring charge directly attributable to the transaction.

(c)	Reflects the elimination of the historical shareholders’ equity as follows (CAD in thousands):

	Loral
	Skynet	Telesat	Total

Parent company investment	586,580		586,580
Common stock		341,116	341,116
Paid-in capital		184,416	184,416
(Accumulated deficit) retained earnings	(64,719)	386,399	321,680
Accumulated other comprehensive income (loss)	13,587	(3,377)	10,210

	535,448	908,554	1,444,002

(d)	Reflects the cash equity contributions by PSP and reimbursement to Loral to effect the 64% / 36% economic ownership (CAD in thousands):

Common Equity
PSP	385,150
Loral	(17,110)

Total common equity	368,040

		Dividends
		@ 7%

PSP Preferred Equity	174,780	12,235

Total cash to Telesat Holdings	542,820

The PSP Preferred Equity has been reflected as a liability because it is mandatorily redeemable at the option of the holders on or after the twelfth anniversary of its issuance date and the dividends have been reflected as interest expense. The dividends on the preferred equity will be paid in kind (i.e. in additional shares of preferred stock) until certain financial conditions are achieved.

(e)	Reflects the receipt of the debt proceeds by Telesat Holdings to finance the Telesat acquisition price (CAD in thousands):

		Interest
	Principal	Expense

Term loan A (CAD denominated)	500,000	33,879
Term loan B (based on basis swap, forward contracts and December 31, 2006 exchange rate)	1,673,991	126,038
Bridge Facility (based on Loral and PSP forward contracts)	1,054,360	113,397
Commitment fees		2,840

Total debt	3,228,351	276,154

Less, current portion	12,242

Long-term debt	3,216,109

As of December 31, 2006, the weighted average interest rate for the Telesat debt is estimated to be 8.5%. This weighted average interest rate represents our best estimate of such rate based on market conditions as of December 31, 2006 and the anticipated credit rating of Telesat Holdings, and will be finalized at closing. The loans will typically bear interest at a floating rate of the Bankers Acceptance rate or an Alternative Base Rate, as applicable, or LIBOR plus an applicable margin. The annual pretax effect of a 1/8% variance in interest rates would be approximately CAD 4. Based on the committed debt financing and market conditions as of the date of this report, we estimate that the weighted average interest rate for the Telesat debt financing is likely to be approximately 9.0% per year.

Included in the interest expense for the Bridge Facility is an estimated additional payment of CAD 11,300 to compensate lenders for Canadian withholding tax.

It is the current intent to issue on the acquisition date senior unsecured notes that will make it unnecessary to draw on the Bridge Facility. If the Bridge Facility is drawn, Telesat Holdings would intend to refinance it promptly through the issuance of replacement senior unsecured notes. It is expected that the senior unsecured notes would have standard market terms and conditions for a financing of this type. Based upon market conditions as of December 31, 2006 and assuming the Bridge Facility is not drawn upon , it is estimated that Telesat Holdings interest expense in the first full year of operations would decrease by approximately CAD 18,000.

(f)	Reflects the estimated fees to be paid to the lenders and estimated expenses in connection with the debt financing of CAD 64.9.

These amounts have been reflected as debt discount on the accompanying unaudited pro forma condensed consolidated balance sheet.
Amortization of these fees was estimated using the effective interest method based on the term of the respective loan. Such amortization in the first year is estimated to be CAD 6,873.

(g)	Reflects the repayment of the existing Loral Skynet senior secured notes and Telesat bank debt (CAD in thousands):

		Redemption		Interest
	Debt	Premium	Total	Expense

Loral Skynet	149,243	(see (b) above)	149,243	20,230
Telesat — long term	197,000	6,450	203,450	17,441

	346,243	6,450	352,693	37,671

Write-off of Loral Skynet’s deferred financing cost relating to the 14% senior secured notes				6,738

The charges for the redemption premium on the Loral Skynet senior secured notes and the Telesat long-term notes, as well as the write-off of the deferred financing cost relating to the Loral Skynet senior secured notes, have not been included in the unaudited pro forma condensed consolidated statement of operations because they are nonrecurring charges directly attributable to the transaction.

(h)	Reflects the estimated payments under retention plans to Telesat Canada and Loral Skynet employees of CAD 6.5.

The charges for these payments have not been included in the unaudited pro forma condensed consolidated statement of operations because they are nonrecurring charges directly attributable to the transaction. In addition, there are transaction related payments that are due to employees of Telesat Canada that are the responsibility of BCE. BCE may elect to have Telesat Canada make these payments, in which case, there would be a corresponding decrease in the purchase price.

(i)	Reflects the provisions of the agreement to be entered into between Loral and Telesat to pay Loral $5 million for consulting services to be provided to Telesat ( in thousands):

Consulting services per agreement to be entered into with Loral		$5,000
Historical Loral Corporate expenses allocated to Loral Skynet		9,949

Reduction to operating expenses		$4,949

Reduction to operating expenses (translated at the average period rate of $1.00/CAD1.1344)	CAD	5,614

We do not believe that Telesat will incur replacement costs as a result of this arrangement.

(j)	The Loral Skynet financial information presented herein is in accordance with Canadian GAAP in all material respects. The following reclassifications have been made to Loral Skynet’s historical financial statements to conform with the presentation used by Telesat Canada:

Reallocate the balance of interest and investment income not eliminated in (a1) above, to other income	CAD	1,838
Reallocate the interest expense capitalized by Loral Skynet to other income		4,078

	CAD	5,916

(k)	Reflects a tax benefit on the pro forma adjustments, excluding a tax benefit on the preferred dividends described in Note (d) above, utilizing the Telesat Canada historical rate of 35.4%.

(l)	The following summarizes the nonrecurring charges directly attributable to the transaction that have not been included in the accompanying unaudited pro forma condensed consolidated statement of operations as more fully described in the notes above (CAD in thousands):

Note Reference

(b	)	Redemption premium on the Loral Skynet senior notes	14,682
(g	)	Write-off of deferred financing cost relating to the Loral Skynet senior secured notes	6,738
(g	)	Redemption premium on the Telesat Canada long-term notes	6,450
(h	)	Payments under retention plans to employees of both companies	6,578

		Total nonrecurring charges directly attributable to the transaction not included in the pro forma statement of operations	34,448

(m)	The unaudited pro forma condensed consolidated financial information has been presented in accordance with Canadian GAAP. The following reconciles the differences between Canadian GAAP and US GAAP:

Reconciliation of Pro Forma Net Loss
Canadian GAAP — Net Loss	CAD	(88,516)
Gains (losses) on derivatives		(998)
Tax effect of above adjustment		323
Tax effect of rate reduction		1,245

US GAAP — Net Loss	CAD	(87,946)

Reconciliation of Pro Forma Shareholders’ Equity
Canadian GAAP — Shareholders’ Equity	CAD	1,114,999
Gains on derivatives		39,605
Tax effect of above adjustment		(12,820)

US GAAP — Shareholders’ Equity	CAD	1,141,784

(n)	It is expected that Telesat will use EBITDA, to evaluate operating performance, to allocate resources and capital, to measure performance for incentive compensation programs, and to evaluate future growth opportunities. EBITDA consists of net income (loss) before interest, taxes and depreciation and amortization. EBITDA is a measure commonly used in the Fixed Satellite Services sector, and is presented to enhance the understanding of Telesat’s operating performance. EBITDA is one criterion for evaluating Telesat’s performance relative to that of its peers. It is believed that EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA is not a measure of financial performance under GAAP, and Telesat’s EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Telesat’s EBITDA as an alternative to operating or net income, determined in accordance with GAAP, as an indicator of Telesat’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows, or as a measure of liquidity.

The following reconciles pro forma EBITDA to pro forma net loss (CAD in thousands):

Pro Forma Net loss	(88,516)
Income tax provision (benefit)	(66,174)

Loss before income taxes	(154,690)
Interest included in Other income:
Capitalized interest	(16,262)
Interest income	(6,349)
Performance incentive payments and milestone interest expense	6,018
Interest expense	306,267
Amortization	192,077

Pro Forma EBITDA	327,061

The pro forma EBITDA does not include any assumptions regarding cost savings synergies which may be achievable subsequent to the close of the transactions or benefits expected as a result of the successful launch of Anik F3 in April 2007. Nor does the pro forma EBITDA include the effect of certain non-recurring transactions such as payments under retention plans to employees of Telesat Canada or Loral Skynet.